Exhibit 4.2

WESTLAKE CHEMICAL CORPORATION AND THE SUBSIDIARY

GUARANTORS PARTY HERETO

3.50% Senior Notes due 2032

Tenth Supplemental Indenture

Dated as of November 29, 2017

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

-i-

TENTH SUPPLEMENTAL INDENTURE dated as of November 29, 2017 (this “Supplemental Indenture”), to the Indenture dated as of January 1, 2006 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among WESTLAKE CHEMICAL CORPORATION, a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (as defined herein):

WHEREAS, the Company and the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) have entered into that certain Amended and Restated Loan Agreement dated as of November 1, 2017 (the “Loan Agreement”) in connection with the conversion and reoffering as of the date hereof of $250,000,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds (Westlake Chemical Corporation Projects), Series 2017 (GO Zone)(Non-AMT) (the “GO Zone Bonds”), under the Amended and Restated Indenture of Trust, dated as of November 1, 2017 (the “GO Zone Indenture”), between the Authority and The Bank of New York Mellon Trust Company, N.A., as trustee (the “GO Zone Trustee”);

WHEREAS, the Company and the Subsidiary Guarantors desire to issue the Notes to the trustee for the GO Zone Bonds to evidence the Company’s payment obligations under the Loan Agreement

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in the Indenture provided (as defined therein, “Securities”);

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 3.50% Senior Notes due 2032, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;

WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

Scope of Supplemental Indenture; General

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “3.50% Senior Notes due 2032.” The Notes shall be in the form of Exhibit A hereto, which is hereby incorporated into this Supplemental Indenture by reference. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

The obligation of the Company to make any payment of principal or premium, if any, on the Note, whether at maturity or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the GO Zone Trustee the Payments (as such term is defined in the Loan Agreement) in respect of the principal or premium, if any, then due and payable on the GO Zone Bonds. If the Trustee is not also the GO Zone Trustee, then the Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on the Note pursuant to this Supplemental Indenture shall have been fully satisfied and discharged unless and until it shall have received a written notice from the GO Zone Trustee, signed by an authorized officer of the GO Zone Trustee and attested by the Secretary or an Assistant Secretary of the GO Zone Trustee, stating that the payment of principal of, premium, if any, or interest on this Note has not been fully paid when due and specifying the amount of funds required to make such payment.

ARTICLE TWO

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the weighted average rate per annum borne by the Notes, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless the Company elects to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authority” has the meaning provided in the Recitals.

“Below Investment Grade Rating Event” means the rating on the Notes is lowered and as a result the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Notes below Investment Grade or (y) publicly announces that it is no longer considering the Notes for possible downgrade; provided, that no such extension will occur if on such 60th day the Notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control

Triggering Event contained in this Article Two) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). If any Rating Agency withdraws its rating on the Notes or otherwise ceases to provide a rating on the Notes on any day during the Trigger Period for any reason and the Company has not selected a replacement Rating Agency pursuant to the terms of this Supplemental Indenture, the rating of such Rating Agency shall be deemed to be rated below Investment Grade on such day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Capital Stock” means:

(1)    in the case of a corporation, capital stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following after the date of this Supplemental Indenture:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or a Subsidiary;

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Company or any Subsidiary for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of Voting Stock of the Company representing more than 50% of the voting power of the outstanding Voting Stock of the Company;

(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction;

(4)    during any period of 24 consecutive calendar months, the majority of the members of the Board of Directors of the Company shall no longer be composed of individuals (a) who were members of the Board of Directors of the Company on the first day of such period or (b) whose election or nomination to the Board of Directors of the Company was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of the Board of Directors of the Company or, if directors are nominated by a committee of the Board of Directors of the Company, constituting at the time of such nomination, at least a majority of such committee; or

(5)    the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock in the Company immediately prior to that transaction.

“Change of Control Offer” means an offer made by the Borrower Designee (as defined in the GO Zone Indenture) upon a Change of Control Triggering Event to purchase all or any part (which shall be in an amount equal to an Authorized Denomination) of a Holder’s Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased. A payment under a

Change of Control Offer shall be deemed to have been made to the extent that the Borrower Designee has made a corresponding payment under a Change of Control Offer for the GO Zone Bonds.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Company” has the meaning provided in the Preamble.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.

“Debt” has the meaning provided in Section 4.08.

“Domestic Subsidiary” means any Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Fair Market Value” means the price that could be negotiated in an arm’s-length transaction between a willing buyer and a willing seller not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of the Company and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower of such indebtedness.

“GO Zone Bonds” has the meaning provided in the Recitals.

“GO Zone Indenture” has the meaning provided in the Recitals.

“GO Zone Trustee” has the meaning provided in the Recitals.

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indenture” has the meaning provided in the Preamble.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances specified in this Supplemental Indenture permitting the Company to select a replacement rating agency and in the manner specified in this Supplemental Indenture for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage” and “Mortgages” have the meanings provided in Section 4.08.

“Notes” has the meaning provided in the Recitals.

“Paying Agent” means The Bank of New York Mellon Trust Company, N.A. or any successor paying agent.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, estate, unincorporated organization or government or any agency, instrumentality or political subdivision thereof or any other entity of any kind.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by the Company or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of the Board of Directors of the Company, as evidenced by a Board Resolution, is not of material importance to the total business conducted by the Company and the Subsidiaries taken as a whole.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that the Company shall give written notice of such appointment to the Trustee.

“Registrar” means The Bank of New York Mellon Trust Company, N.A., or any successor registrar of the Notes.

“Restricted Subsidiary” means a wholly-owned Subsidiary of the Company substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property; provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Sale and Leaseback Transaction” has the meaning provided in Section 4.09.

“Secured Debt” has the meaning provided in Section 4.08.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Subsidiary Guarantors” means:

(1)    each of the Subsidiaries of the Company listed on Schedule A to this Supplemental Indenture; and

(2)    any other Subsidiary that executes a Guarantee in accordance with the provisions of this Supplemental Indenture;

and their respective successors and assigns; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

ARTICLE THREE

Redemption

The following covenants are added to the Indenture for the benefit of Holders of the Notes:

Section 3.12. Redemption Based on Article III of the GO Zone Indenture.

Except as otherwise provided herein, the Notes shall not be redeemable at the option of the Company; provided, however, that in the event of a redemption of GO Zone Bonds under Article III of the GO Zone Indenture and as reflected in the GO Zone Bonds set forth in Exhibit A thereto, the Company shall redeem Notes equal in principal amount to the GO Zone Bonds to be redeemed at a Redemption Price equal to the redemption price of the GO Zone Bonds to be redeemed, plus accrued interest to the redemption date.

ARTICLE FOUR

Covenants

The following covenants are added to the Indenture for the benefit of Holders of the Notes:

Section 4.08. Restrictions on Secured Debt.

The Company shall not, and the Company shall not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property, or any shares of Capital Stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such Debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the Notes (together with, if the Company shall so determine, any other indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of the Company and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

(a)    Mortgages on such property or shares of Capital Stock or Debt existing on the date of this Supplemental Indenture;

(b)    Mortgages on such property or shares of Capital Stock of or Debt of any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with the Company or any Subsidiary or (iii) the Company or a Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

(c)    Mortgages in favor of the Company or any Subsidiary Guarantor;

(d)    Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(e)    Mortgages in favor of any governmental entity to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(f)    Mortgages on such property or shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

(g)    Mortgages on such property or shares of Capital Stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

(h)    Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions set forth in Section 4.09; and

(i)    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Section 4.09. Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless:

(a)    such Sale and Leaseback Transaction is with a governmental entity that provides financial or tax benefits;

(b)    the Company or such Restricted Subsidiary could create Secured Debt pursuant to the provisions set forth in Section 4.08 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(c)    the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the Fair Market Value of such Principal Property and within 180 days after such sale or transfer shall have been made by the Company or by a Restricted Subsidiary, the Company shall apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the Fair Market Value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an Officers’ Certificate delivered to the Trustee) to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (x) the principal amount of Notes delivered within 180 days after such sale to the Trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than Notes, voluntarily retired by the Company within 180 days after such sale. No retirement referred to in this clause (c) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Section 4.10.     Change of Control. In the event of a Change of Control Triggering Event, the Company shall promptly provide written notice to the Trustee. Additionally, in respect of a Change of Control Triggering Event, the GO Zone Indenture shall provide as follows (capitalized terms used herein have the meanings set forth in the GO Zone Indenture):

“(a)    Upon the occurrence of a Change of Control Triggering Event, each Bondholder shall have the right to require the Borrower, who may designate a third party for this purpose (in either case, the “Borrower Designee”), to repurchase all or any part (which will be in an amount equal to an Authorized Denomination) of that Bondholder’s Bonds pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Section 3.7. In the Change of Control Offer, the Borrower Designee shall offer a payment in cash equal to 101% of the aggregate principal amount of Bonds repurchased, plus accrued and unpaid interest on the Bonds repurchased, if any, to the date of purchase, subject to the rights of Bondholders on the relevant record date to receive interest due on the relevant Interest Payment Date (such payment, a “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, at the written direction of the Borrower Designee (which direction shall include a description of the transaction or transactions that constitute the Change of Control Triggering Event), the Trustee will mail a notice to each Bondholder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Bonds on behalf of and at the direction of the Borrower on the date specified in the notice (such date, the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(b)    On the Change of Control Payment Date, the Borrower Designee shall, to the extent lawful:

(i)    accept for payment all Bonds or portions of Bonds properly tendered pursuant to the Change of Control Offer;

(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds or portions of Bonds properly tendered;

(iii)    deliver or cause to be delivered to the Trustee the Bonds properly accepted together with an officers’ certificate stating the aggregate principal amount of Bonds or portions of Bonds being purchased by the Borrower Designee; and

(iv)    deliver to the Trustee and Paying Agent a written direction or instruction to effect the Change of Control Payment in respect of the Bonds or portions of Bonds properly tendered (such direction or instruction may be contained within the Officer’s Certificate set forth in (iii) above).

(c)    The Paying Agent shall promptly pay to each Bondholder of Bonds properly tendered the Change of Control Payment for such Bonds, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Bondholder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each new Bond will be in a principal amount equal to an Authorized Denomination.

(d)    Sections 3.7(a) and 3.7(b) will be applicable whether or not any other provisions of this Indenture are applicable to the transaction.

(e)    The Borrower Designee shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Borrower Designee and purchases all Bonds properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture unless and until there is a default in payment of the applicable redemption price.”

Section 4.11. Additional Guarantees.

If, after the date of this Supplemental Indenture, any Domestic Subsidiary that is not already a Subsidiary Guarantor (including, without limitation, any Domestic Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any Debt in excess of $40 million of either the Company or a Subsidiary Guarantor, then in either case that Subsidiary shall become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Trustee within 15 Business Days of the date on which it guaranteed such Debt.

ARTICLE FIVE

Guarantee

Section 5.01. Release of Subsidiary Guarantors from Guarantee.

Section 10.04 of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

(a)    Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in this Section 10.04. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article X shall be unconditionally released and discharged automatically:

(i)    upon any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(ii)    upon any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(iii)    upon legal defeasance or satisfaction and discharge of the Notes as provided in Article VIII; or

(iv)    at such time as such Subsidiary Guarantor ceases to guarantee any Debt of the Company or a Subsidiary Guarantor in excess of $40 million other than Debt under one of more series of Securities issued pursuant to the Indenture; provided that, if such Guarantor solely guarantees Debt under one or more series of Securities issued pursuant to the Indenture, the guarantees of each such series of Securities may be released concurrently.

(b)    The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel to the effect that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Subsidiary Guarantor is not so released it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes, subject to the limitations of Section 10.03.

ARTICLE SIX

Miscellaneous

Section 6.01. No Recourse Against Others.

Section 11.08 of the Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

A director, officer, member, manager, employee, stockholder, partner or other owner of the Company, any Subsidiary Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Notes, for any obligations of any Subsidiary Guarantor under any Guarantee, or for any obligations of the Company, any Subsidiary Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of Notes.

Section 6.02. Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the related Guarantees.

Section 6.03. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Indenture), loan or debt agreement of the Company, any Subsidiary Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 6.04. Successors and Assigns.

All covenants and agreements of the Company and each of the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 6.05. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 6.06. Severability.

In case any provision in this Supplemental Indenture or in the Notes or in any Guarantee of a Subsidiary Guarantor shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 6.07. Amendments Without Consent of Holders.

Section 9.01 of the Indenture is supplemented with the addition of the following with respect to the Notes:

(12)    to confirm as further assurance any mortgage or pledge of additional property, revenues, securities or funds;

(13)    to provide any other modifications which, in the sole judgment of the Trustee, are not prejudicial to the interests of the Holders of the Notes; or

(14)    to conform the covenants and provisions of the Company contained in the Indenture to any different financial statement presentation required by the Financial Accounting Standard Board which is different than the presentation required as of the date of issuance of the Notes, so long as the effect of such conformed covenants and provisions is substantially identical to the effect of the covenants and provisions as in effect on the date of issuance of the Notes.

Section 6.08. Rights of Trustee.

In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee may request that the Company or any Subsidiary Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Supplemental Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.09. Waiver of Jury Trial.

Each of the Company, the Subsidiary Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Indenture, the Notes or the transactions contemplated hereby.

Section 6.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 6.11. No Recitals, etc.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.

Section 6.12. Notices.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced as necessary prior to the giving of such instructions or directions. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 6.13. Foreign Account Tax Compliance Act.

Each of the Company and the Trustee agrees to provide the other with such information in its possession (subject in all cases to applicable privacy laws) as reasonably requested by the other to enable the determination of whether any payment to a Holder pursuant to the Indenture is subject to withholding imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code, any regulations thereunder, intergovernmental agreements in respect thereof or official interpretations of any of the foregoing (“Applicable FATCA Law”). The Trustee shall be entitled to make any withholding or deduction from payments under the Notes or this Indenture to the extent necessary (in the Trustee’s reasonable judgment) to comply with Applicable FATCA Law, for which the Trustee shall not have any liability.

Section 6.14 Submission to Jurisdiction.

The Company and each Subsidiary Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of

Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WESTLAKE CHEMICAL CORPORATION

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

Axiall, LLC
Axiall Corporation
Axiall Holdco, Inc.
Axiall Noteco, Inc.
Eagle Natrium LLC
Eagle Spinco Inc.
Eagle US 2 LLC
GVGP, Inc.
Lagoon LLC
By: Westlake Chemical Corporation, its Managing Member
Plastic Trends, Inc.
Rome Delaware Corporation
Royal Building Products (USA) Inc.
Westlake Chemical Investments, Inc.
Westlake Chemical Vinyls LLC
By: Westlake NG I Corporation, its Manager
Westlake Longview Corporation
Westlake Management Services, Inc.
Westlake NG I Corporation
Westlake Olefins Corporation
Westlake Petrochemicals LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Polymers LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Chemical Energy LLC
By: Westlake NG I Corporation, its Manager
Westlake Styrene LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By: GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LLC,
By: Westlake Chemical Investments, Inc., its Manager

By:
Name:
Title:

North American Specialty Products LLC
By: North American Pipe Corporation, its Manager
Westech Building Products (Evansville) LLC
By: Westech Building Products, Inc., its Manager

By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Name:
Title:

Schedule A

Subsidiary Guarantors

AXIALL CORPORATION

AXIALL HOLDCO, INC.

AXIALL NOTECO, INC.

AXIALL, LLC

EAGLE NATRIUM LLC

EAGLE SPINCO INC.

EAGLE US 2 LLC

GVGP, INC.

LAGOON LLC

NORTH AMERICAN SPECIALTY PRODUCTS LLC

PLASTIC TRENDS, INC.

ROME DELAWARE CORPORATION

ROYAL BUILDING PRODUCTS (USA) INC.

WESTECH BUILDING PRODUCTS (EVANSVILLE) LLC

WESTLAKE CHEMICAL INVESTMENTS, INC.

WESTLAKE CHEMICAL ENERGY LLC

WESTLAKE CHEMICAL VINYLS LLC

WESTLAKE LONGVIEW CORPORATION

WESTLAKE MANAGEMENT SERVICES, INC.

WESTLAKE NG I CORPORATION

WESTLAKE OLEFINS CORPORATION

WESTLAKE PETROCHEMICALS LLC

WESTLAKE POLYMERS LLC

WESTLAKE STYRENE LLC

WESTLAKE VINYL CORPORATION

WESTLAKE VINYLS COMPANY LP

WESTLAKE VINYLS, INC.

WPT LLC

Exhibit A

[FORM OF NOTE]

THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH NOTE MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS NOTE IS NOT TRANSFERABLE EXCEPT, AS FURTHER PROVIDED HEREIN, TO A SUCCESSOR OR ASSIGN OF THE GO ZONE TRUSTEE UNDER THE GO ZONE INDENTURE REFERRED TO HEREIN BETWEEN THE ISSUER AND SUCH TRUSTEE.

WESTLAKE CHEMICAL CORPORATION

3.50% Senior Notes due 2032

Original Interest Accrual Date:	November 29, 2017	Redeemable by Company:	Yes ☒ No ☐
Stated Maturity:	November 1, 2032	Redemption Date:	See below
Interest Rate:	3.50%	Redemption Price:	See below
Interest Payment Dates:	May 1 and November 1
Regular Record Dates:	April 1 and October 1

Principal Amount
$250,000,000	No. 001

WESTLAKE CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking organization, as Trustee under the GO Zone Indenture (as herein defined) or its registered assigns (the “GO Zone Trustee”), the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS, in whole or in installments on such date or dates (subject to the tenth paragraph hereof) and in such amounts, and to pay to the GO Zone Trustee premium, if any, in whole or in installments on such date or dates and in such amounts, as the Issuer (as defined herein) has any obligations under the Amended and Restated Indenture of Trust (as may be amended and supplemented from time to time, the “GO Zone Indenture”), dated as of November 1, 2017, between the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Issuer”) and the GO Zone Trustee to repay any principal or to pay premium, if any, in respect of the Revenue Refunding Bonds (Westlake Chemical Corporation Projects), Series 2017 (GO Zone)(Non-AMT) issued under the GO Zone Indenture (hereinafter referred to as the “GO Zone Bonds”), but not later than the Stated Maturity specified above. The obligation of the Company to make any payment of principal or premium, if any, on this Note, whether at maturity or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the GO Zone Trustee the Payments (as defined below) in respect of the principal or premium, if any, then due and payable on the GO Zone Bonds.

Interest shall be payable on this Note on the same dates as interest is payable from time to time in respect of the GO Zone Bonds pursuant to the GO Zone Indenture (each such date herein called an “Interest Payment Date”), at such rate or rates per annum as shall cause the amount of interest payable on such Interest Payment Date on this Note to equal the amount of interest payable on such Interest Payment Date in respect of the GO Zone Bonds under the GO Zone Indenture. Such interest shall be payable until the maturity of this Note, or, if the Company shall default in the payment of the principal due on this Note, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined below). The amount of interest payable from time to time in respect of the GO Zone Bonds under the GO Zone Indenture, the basis on which such interest is computed and the dates on which such interest is payable are set forth in the GO Zone Indenture. This Note shall bear interest from the Original Interest Accrual Date listed on the first page of this Note. The obligation of the Company to make any payment of interest on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the GO Zone Trustee the Payments in respect of the interest then due and payable on the GO Zone Bonds.

This Note is issued to the GO Zone Trustee in order that the GO Zone Trustee shall have the benefit as a holder (the “Holder”) of this Note of the lien of the Indenture in the event of the non-payment by the Company of the Payments (the “Payments”), as defined in and pursuant to the Amended and Restated Loan Agreement (as may be amended and supplemented from time to time, the “Loan Agreement”), dated as of November 1, 2017, between the Issuer and the Company entered into with respect to the GO Zone Bonds. Any capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture, unless otherwise noted.

THIS NOTE SHALL NOT BE TRANSFERABLE EXCEPT AS REQUIRED TO EFFECT AN ASSIGNMENT HEREOF TO A SUCCESSOR OR AN ASSIGN OF THE GO ZONE TRUSTEE UNDER THE GO ZONE INDENTURE.

The GO Zone Trustee shall surrender this Note to the Trustee (as defined below) in accordance with Section 4.6(d) of the Loan Agreement.

Payments of the principal of, premium, if any, and interest on this Note shall be made at the Corporate Trust Department of The Bank of New York Mellon Trust Company, N.A., as Trustee, located at 601 Travis Street, 16th Floor, Houston, Texas 77002, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, by and among the Company, the Potential Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee, dated as of January 1, 2006, as supplemented by the Tenth Supplemental Indenture, by and among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), dated as of November 29, 2017 (the “Indenture”), to which Indenture reference is hereby made for a description of the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated above.

Except as otherwise provided in this Note and the Tenth Supplemental Indenture, the Notes of this series will not be entitled to the benefit of any sinking fund or voluntary redemption provisions.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

Except as otherwise provided in this Note and the Tenth Supplemental Indenture, this Note shall not be redeemable at the option of the Company or otherwise pursuant to the requirements of the Indenture, provided however that in the event of a redemption of GO Zone Bonds under Article III of the GO Zone Indenture and as reflected in the GO Zone Bonds set forth in Exhibit A thereto, the Company will redeem Notes equal in principal amount to the GO Zone Bonds to be redeemed at a redemption price equal to the redemption price of the GO Zone Bonds to be redeemed, plus accrued interest to the date fixed for redemption.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then outstanding under the Indenture, considered as one class; PROVIDED, HOWEVER, that if there shall be Securities of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all series so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that if the Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all tranches so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., in Houston, Texas or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register for the Notes of this series as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and interest on this Note and for all other purposes, whether or not this Note be overdue, and neither the Company nor the Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums paid.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on this Note shall have been fully satisfied and discharged unless and until it shall have received a written notice from the GO Zone Trustee, signed by an authorized officer of the GO Zone Trustee and attested by the Secretary or an Assistant Secretary of the GO Zone Trustee, stating that the payment of principal of, premium, if any, or interest on this Note has not been fully paid when due and specifying the amount of funds required to make such payment.

The obligation of the Company to make any payment of the principal of, premium, if any, or interest on this Note, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability as required by Section 3.6(d) of the Go Zone Indenture, as such term is defined in Section 1.1 of the GO Zone Indenture and reflected in the Form of the GO Zone Bonds set forth in Exhibit A thereof) or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal, premium, if any, or interest on the GO Zone Bonds which corresponds to such amounts under this Note shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on this Note at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company’s obligation to make any payment of the principal of, premium, if any, or interest on this Note exceeds the obligation of the Company at that time to make any Payment.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Note or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, members, managers, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation or company, or any of them, because of the creation of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Notes or coupons thereby secured, or implied therefrom.

The Holder of this Note by acceptance of this Note agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. No service charge shall be made for the registration of transfer or exchange of this Note.

This Note shall be governed by and construed in accordance with the law of the State of New York except as provided in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTLAKE CHEMICAL CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:                     , 20

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature Subsidiary Guarantor program reasonably acceptable to the Trustee)

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

The undersigned (the “Subsidiary Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with, and subject to the limitations of, the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligation of the Subsidiary Guarantors to make any payment under this Guarantee shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal, premium, if any, or interest on the GO Zone Bonds which corresponds to such amounts under this Guarantee shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment on this Guarantee at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company’s obligation to make any payment of the principal of, premium, if any, or interest on the Note exceeds the obligation of the Company at that time to make any Payment.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

Axiall, LLC
Axiall Corporation
Axiall Holdco, Inc.
Axiall Noteco, Inc.
Eagle Natrium LLC
Eagle Spinco Inc.
Eagle US 2 LLC
GVGP, Inc.
Lagoon LLC
By: Westlake Chemical Corporation, its Managing Member
Plastic Trends, Inc.
Rome Delaware Corporation
Royal Building Products (USA) Inc.
Westlake Chemical Investments, Inc.
Westlake Chemical Vinyls LLC
By: Westlake NG I Corporation, its Manager
Westlake Longview Corporation
Westlake Management Services, Inc.
Westlake NG I Corporation
Westlake Olefins Corporation
Westlake Petrochemicals LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Polymers LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Chemical Energy LLC
By: Westlake NG I Corporation, its Manager
Westlake Styrene LLC,
By: Westlake Chemical Investments, Inc., its Manager
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By: GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LLC,
By: Westlake Chemical Investments, Inc., its Manager

By:
Name:
Title:

North American Specialty Products LLC
By: North American Pipe Corporation, its Manager
Westech Building Products (Evansville) LLC
By: Westech Building Products, Inc., its Manager

By:
Name:
Title:

A-10